UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

From December 29, 2011 through December 30, 2011, the Company continued to retire its debt through the issuance of common stock.  Upon the issuance of the common stock, the Company reduced the outstanding debt on its books in an amount equal to the total dollar amount of debt being retired.  The debt retired was owed to the Company’s Chairman for advances, loans, accrued salary and other consideration in the amount of $200,000. The Company previously reported the issuance of its common stock as of December 28, 2011 on its report on Form 8-K filed on December 28, 2011.  At that time, the Company had 4,228,325,333 shares of common stock issued and outstanding and 65,060,486 preferred shares issued and outstanding in its Class A, B, C, D, E, F and G Convertible Preferred Stock.

From December 29, 2011 through December 30, 2011, the Company’s Chairman elected to convert a total of $200,000 of commercial debt and other debt owed to him from the Company as a result of advances, loans, services and other consideration provided to the Company, pursuant to contractual obligation with the Company, into 2,000,000,000 restricted shares of the Company’s common stock.  Of these shares, all 2,000,000,000 were issued to affiliates and are subject to additional restrictions.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated under the Act.  The Company believes that each entity is an “accredited investor” as defined in Rule 501 under Regulation D and had adequate access to information about the Company through its relationship with the Company.

As of December 28, 2011, the total issued and outstanding shares were 6,228,325,333.  The total shares held in street name, also known as CEDE, were 848,512 shares.  The total non-restricted shares held, including those non-restricted shares held by affiliates that are not currently available for resale, were 1,672,545,519 (including those held in CEDE).  There were 4,555,779,814 restricted shares, of which 4,272,126,487 restricted shares were held by affiliates.  As of December 30, 2011, there were 222 stockholders of record, representing over 6300 stockholders.

The Company is working toward completing the filing of its annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q.  The Company expects to have its 2010 Form 10-K filed no later than January 31, 2012, with the 2011 Form 10-Q’s filed shortly thereafter. The Company expects no further delays in its annual and quarterly reports during fiscal year 2012. The Company was delayed in filing the 2010 reports due to a number of unforeseen factors that impacted its ability to collect the required information and audit confirmations from third parties, delays connected with the acquisition and maintenance of the Liberation Film Library and the availability of certain professionals crucial to the timely completion of the annual and quarterly filings.  During this time, the Company has provided updated share information at www.otcmarkets.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: January 4, 2011	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman